Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Stephen Bargo, the Chief Executive Officer and Chief Accounting Officer of Novamex Energy Inc. (the "Company"), hereby certify, that, to my knowledge:

1.	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (the "Report") of the Company fully complies with the requirements of Section [13(a)/15(d)] of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 19, 2015

/s/ Stephen Bargo
Stephen Bargo
Chief Executive Officer and Chief Accounting Officer